Exhibit 99.1

Duluth Holdings Inc. Announces Fourth Quarter and Fiscal 2017 Financial Results

Belleville, WI - Mar. 20, 2018 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s casual wear, workwear and accessories, today announced its financial results for the fiscal fourth quarter and fiscal year ended January 28, 2018 and its financial guidance for fiscal year 2018.

Highlights for the Fourth Quarter Ended January 28, 2018

•	Net sales increased 24.7% to $217.8 million compared to $174.7 million in the prior-year fourth quarter
•	Gross margin decreased 210 basis points to 53.3% compared to 55.4% in the prior-year fourth quarter
•	Operating income increased 29.3% to $29.5 million, or 13.6% of net sales, compared to $22.9 million, or 13.1% of net sales in the prior-year fourth quarter
•

Net income was $19.5 million, or $0.60 per diluted share, compared to $14.0 million, or $0.43 per diluted share in the prior-year fourth quarter.  Excluding the impact of the U.S. Tax Cuts and Jobs Act (the “Tax Act”), net income was $17.6 million, or $0.55 per diluted share.

•	Adjusted EBITDA[1] increased 31.4% to $32.4 million compared to $24.7 million in the prior-year fourth quarter
•	The Company opened five new retail stores in Louisville, KY, Woodbury, MN, Grandville, MI, Waukesha, WI and Wixom, MI, totaling approximately 75,000 gross square feet
•	32nd consecutive quarter of increased net sales year-over-year

1See Reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Highlights for the Fiscal Year Ended January 28, 2018

•	Net sales increased 25.3% to $471.4 million compared to $376.1 million in the prior year
•	Gross margin decreased 150 bps to 55.4% compared to 56.9% in the prior year
•	Operating income increased 5.9% to $37.1 million, or 7.9% of net sales, compared to $35.0 million, or 9.3% of net sales in the prior year
•

Net income was $23.4 million, or $0.72 per diluted share, compared to $21.3 million, or $0.66 per diluted share in the prior year.  Excluding the impact of the Tax Act, net income was $21.5 million, or $0.67 per share.

•	Adjusted EBITDA[1] increased 12.8% to $46.4 million compared to $41.2 million in the prior year
•	The Company opened 15 retail stores, totaling approximately 228,000 gross square feet, and ended the year with a total of 31 stores

1See Reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

“Fiscal 2017 was a year of solid growth for the Duluth Trading brand as reflected by more than 25% top-line growth and 23% growth in total new customers. We opened 15 stores and continued to expand our retail store footprint into the Eastern and Western United States. Net sales in our men’s business grew 22% and our women’s business grew 37%, exceeding the $100 million milestone and accounting for almost a quarter of our total annual sales. This marks our 32nd consecutive quarter of increased net sales year-over-year,” said Stephanie Pugliese, Chief Executive Officer of Duluth Trading.

“With each new store opening, we are attracting more customers to the Duluth Trading brand and during fiscal 2017, new customers acquired through our retail segment accounted for 25% of total new customer growth. We continue to see higher sales growth in markets with an established store, which supports our long-term strategy to significantly expand our total market opportunity through continued strength in online capabilities and the full expression of the brand in a brick and mortar setting.”

“Looking ahead to 2018, we intend to greatly enhance our customers’ omnichannel experience with the completion of the order management system and e-commerce platform in the first half of the year.  We plan to open 15 new stores that will reach into major customer markets like Texas and that will give us a coast-to-coast presence from Portland, Maine to Portland, Oregon.  We are making investments to ensure the long-term growth potential of our business and are underway with executing our 2018 plan.”

Operating Results for the Fourth Quarter Ended January 28, 2018

Net sales increased 24.7% to $217.8 million, compared to $174.7 million in the same period a year ago. The net sales increase was driven by a  8.5% growth in direct net sales and a  98.8% growth in retail net sales, with growth in all product categories and in both men’s and women’s business. The increase in retail net sales was attributable to the opening of 15 new retail stores during fiscal 2017.

Gross profit increased 19.9% to $116.0 million, or 53.3% of net sales, compared to $96.8 million, or 55.4% of net sales, in the corresponding prior-year period. The 210 basis point decrease in gross margin was primarily due to an increase in global promotional days and flash sales, coupled with the continuing decline in shipping revenues.

Selling, general and administrative expenses increased 17.0% to $86.5 million, compared to $73.9 million in the same period a year ago. As a percentage of net sales, selling, general and administrative expenses decreased 260 basis points to 39.7%, compared to 42.3% in the corresponding prior-year period. As a percentage of net sales, advertising and marketing costs decreased 370 basis points to 16.4% compared to 20.1% in the corresponding prior-year period, primarily due to a planned decrease in catalog spend coupled with a decline in digital and television advertising as percentage of net sales, primarily attributable to leverage gained from higher retail net sales.  As a percentage of net sales, selling expenses increased 40 basis points to 14.1%, compared to 13.7% in the corresponding prior-year period, primarily due to an increase in customer service expense due to retail store growth, partially offset by leverage in shipping expenses due to increase proportion of retail net sales. As a percentage of net sales, general and administrative expenses increased 70 basis points to 9.2% compared to 8.5% in the corresponding prior-year period, primarily due to store occupancy, depreciation, and personnel expenses.

Balance Sheet and Liquidity

The Company ended the quarter with a cash balance of approximately $2.9 million, with net working capital of $51.5 million, and no borrowings on its $60.0 million revolving line of credit.

Fiscal 2018 Outlook

Fiscal 2018 outlook is provided on a 53-week period, compared to a 52-week period in fiscal 2017.

•	Net sales in the range of $555.0 million to $575.0 million
•	Adjusted EBITDA[1] in the range of $51.0 million to $54.0 million
•	EPS in the range of $0.79 to $0.84 per diluted share, with an effective tax rate of 26% based on the Company’s provisional estimates from the impacts of the Tax Act
•	Capital expenditures, net of proceeds from finance lease obligations of, $45.0 million to $55.0 million[2]
•	15 new store openings, adding 240,000 to 250,000 of additional gross square footage

1See Reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted Adjusted EBITDA in the accompanying financial tables.

2Fiscal 2018 capital expenditures primarily include the Company’s plan to open 15 retail stores, investments in technology and infrastructure improvements.

The table below recaps the Company’s fiscal 2017 stores and signed new store leases for fiscal 2018 along with the opening timeframe.

FISCAL 2017 STORES		FISCAL 2018 STORES as of March 20, 2018
	Gross			Gross
Location	Square Footage	Location	Timing	Square Footage
Noblesville, IN	14,557	Anchorage, AK	Opened March 1, 2018	25,409
Burlington, MA	16,360	West Fargo, ND	Opening March 22, 2018	14,557
Macomb, MI	16,474	Portland, OR	Q1 Fiscal 2018	19,075
Warwick, RI	14,528	Colorado Springs, CO	Q2 Fiscal 2018	12,410
West Chester, OH	14,557	Lubbock, TX	Q2 Fiscal 2018	15,536
Pittsburgh, PA	14,557	Denton, TX	Q2 Fiscal 2018	14,557
Red Wing, MN(1)	14,049	Columbus, OH	Q2 Fiscal 2018	14,749
St. Charles, MO	12,960	Arlington, TX	Q2 Fiscal 2018	15,536
Thornton, CO	20,015	Oklahoma City, OK	Q3 Fiscal 2018	15,536
Avon, OH	14,557	South Portland, ME	Q3 Fiscal 2018	12,951
Louisville, KY	15,456	Canton, OH	Q3 Fiscal 2018	14,557
Woodbury, MN	14,950	Golden, CO	Q3 Fiscal 2018	20,218
Grandville, MI	14,557
Waukesha, WI	15,536
Wixom, MI	14,557

1Gross square footage excludes space used as a call center.

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Tuesday, March 20, 2018 at 9:30 am Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)
•	Conference call replay available through April 3, 2018: 877-344-7529 (domestic) or 412-317-0088 (international)
•	Replay access code: 10117036
•	Live and archived webcast: ir.duluthtrading.com

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit http://dpregister.com/10117036  and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call.

About Duluth Trading

Duluth Trading is a rapidly growing lifestyle brand for the Modern, Self-Reliant American. Based in Belleville, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience.  Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and our products are sold exclusively through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at www.duluthtrading.com

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA).  See attached Table “Reconciliation of Net Income to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the three months and fiscal year ended January 28, 2018, versus the three months and fiscal year ended January 29, 2017.  See also attached Table “Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA,” for a reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted adjusted EBITDA for the fiscal year ending February 3, 2019.  Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.  The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations.  While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading's plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein are forward-looking statements, including statements regarding Duluth Trading’s ability to execute on its growth strategies, statements under the heading “Fiscal 2018 Outlook” and the forecasted results of operations in the Table “Reconciliation of Forecasted Net Income to Forecasted EBITDA to Forecasted Adjusted EBITDA.” You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading's current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading's control. Duluth Trading's expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 22, 2017, and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

Donni Case (310) 622-8224

Johan Yokay (310) 622-8241

Financial Profiles, Inc.

Duluth@finprofiles.com

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(Tables Follow)

DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	January 28, 2018	January 29, 2017
ASSETS
Current Assets:
Cash	$2,865	$24,042
Accounts receivable	52	45
Other receivables	273	349
Inventory, net	89,548	70,368
Prepaid expenses	7,642	4,860
Deferred catalog costs	1,446	1,582
Total current assets	101,826	101,246
Property and equipment, net	109,705	52,432
Restricted cash	4,218	1,435
Available-for-sale security	6,323	—
Goodwill	402	402
Other assets, net	628	452
Total assets	$223,102	$155,967
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$17,320	$9,330
Accrued expenses and other current liabilities	25,261	19,822
Income taxes payable	7,631	5,225
Current maturities of long-term debt	84	742
Total current liabilities	50,296	35,119
Finance lease obligations under build-to-suit leases	26,578	3,349
Long-term debt, less current maturities	1,424	35
Deferred rent obligations, less current maturities	3,355	2,109
Deferred tax liabilities	2,100	1,567
Total liabilities	83,753	42,179
Commitments and contingencies
Shareholders' equity:
Treasury stock	(57)	—
Capital stock	88,043	86,446
Retained earnings	48,084	24,733
Total shareholders' equity of Duluth Holdings Inc.	136,070	111,179
Noncontrolling interest	3,279	2,609
Total shareholders' equity	139,349	113,788
Total liabilities and shareholders' equity	$223,102	$155,967

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended		Fiscal Year Ended
	January 28, 2018	January 29, 2017	January 28, 2018	January 29, 2017
Net sales	$217,805	$174,653	$471,447	$376,116
Cost of goods sold (excluding depreciation and amortization)	101,779	77,868	210,428	161,970
Gross profit	116,026	96,785	261,019	214,146
Selling, general and administrative expenses	86,480	73,930	223,947	179,145
Operating income	29,546	22,855	37,072	35,001
Interest expense	789	86	1,988	194
Other income, net	246	84	421	247
Income before income taxes	29,003	22,853	35,505	35,054
Income tax expense	9,398	8,834	11,878	13,525
Net income	19,605	14,019	23,627	21,529
Less: Net income attributable to noncontrolling interest	77	26	276	214
Net income attributable to controlling interest	$19,528	$13,993	$23,351	$21,315
Basic earnings per share (Class A and Class B):
Weighted average shares of common stock outstanding	31,901	31,549	31,853	31,527
Net income per share attributable to controlling interest	$0.61	$0.44	$0.73	$0.68
Diluted earnings per share (Class A and Class B):
Weighted average shares and equivalents outstanding	32,311	32,274	32,285	32,249
Net income per share attributable to controlling interest	$0.60	$0.43	$0.72	$0.66

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Fiscal Year Ended
	January 28, 2018	January 29, 2017
Cash flows from operating activities:
Net income	$23,627	$21,529
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,330	4,698
Amortization of stock-based compensation	1,597	1,224
Deferred income taxes	533	1,536
Loss on disposal of property and equipment	2	3
Changes in operating assets and liabilities:
Accounts receivable	(7)	(25)
Other receivables	76	(273)
Inventory	(17,553)	(14,446)
Prepaid expense	(2,320)	(1,177)
Deferred catalog costs	419	1,472
Trade accounts payable	6,363	(2,962)
Income taxes payable	2,406	3,917
Accrued expenses and deferred rent obligations	7,395	4,757
Net cash provided by operating activities	29,868	20,253
Cash flows from investing activities:
Purchases of property and equipment	(46,464)	(28,672)
Purchase of available-for-sale security	(6,323)	—
Change in restricted cash	(2,783)	(1,435)
Purchases of other assets	(235)	(234)
Net cash used in investing activities	(55,805)	(30,341)
Cash flows from financing activities:
Net proceeds from initial public offering	—	—
Proceeds from line of credit	88,898	25,385
Payments on line of credit	(88,898)	(25,385)
Proceeds from long term debt	800	—
Payments on long term debt	(54)	(4,226)
Payments on capital lease obligations	(15)	(20)
Proceeds from finance lease obligations	3,949	—
Payments on finance lease obligations under build-to-suit leases	(321)	(19)
Distributions to shareholders	—	(192)
Shares withheld for tax payments on vested restricted stock	(57)	—
Distributions to holders of noncontrolling interest in variable interest entities	(400)	(30)
Capital contributions to variable interest entities	794	744
Other	64	—
Net cash provided by (used in) financing activities	4,760	(3,743)
Increase (Decrease) in cash	(21,177)	(13,831)
Cash at beginning of period	24,042	37,873
Cash at end of period	$2,865	$24,042
Supplemental disclosure of cash flow information
Interest paid	$1,848	$185
Income taxes paid	$9,002	$6,698
Property and equipment acquired under build-to-suit leases	$19,537	$3,369
Unpaid liability to acquire property and equipment	$2,028	$3,485

DULUTH HOLDINGS INC.

Reconciliation of Net Income to EBITDA and EBITDA to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Fiscal Year Ended
	January 28, 2018	January 29, 2017	January 28, 2018	January 29, 2017
Net income	$19,605	$14,019	$23,627	$21,529
Depreciation and amortization	2,226	1,483	7,330	4,698
Interest expense	789	86	1,988	194
Income tax expense	9,398	8,834	11,878	13,525
EBITDA	$32,018	$24,422	$44,823	$39,946
Non-cash stock based compensation	411	255	1,597	1,224
Adjusted EBITDA	$32,429	$24,677	$46,420	$41,170

DULUTH HOLDINGS INC.

Segment Information

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Fiscal Year Ended
	January 28, 2018	January 29, 2017	January 28, 2018	January 29, 2017
Net sales
Direct	$155,352	$143,237	$330,940	$309,674
Retail	62,453	31,416	140,507	66,442
Total net sales	$217,805	$174,653	$471,447	$376,116
Operating income
Direct	$13,017	$15,764	$13,247	$24,458
Retail	16,529	7,091	23,825	10,543
Total operating income	29,546	22,855	37,072	35,001
Interest expense	789	86	1,988	194
Other income, net	246	84	421	247
Income before income taxes	$29,003	$22,853	$35,505	$35,054

DULUTH HOLDINGS INC.

Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA

For the Fiscal Year Ending February 3, 2019

(Unaudited)

(Amounts in thousands)

	Low	High
Forecasted
Net income	$26,000	$27,500
Depreciation and amortization	10,600	11,000
Interest expense	3,950	4,450
Income tax expense	9,000	9,550
EBITDA	$49,550	$52,500
Non-cash stock based compensation	1,450	1,500
Adjusted EBITDA	$51,000	$54,000